EX 10.02

           FLUOR DANIEL GTI EMPLOYEE STOCK PURCHASE PLAN ELECTION FORM

Name: ___________________________    Social Security Number: ___________________

Address: ________________________    Employee Number: __________________________

_________________________________    Region: ___________________________________

_________________________________    Office Location: __________________________

Date of Hire: ___________________


(PLEASE COMPLETE SECTIONS A, B, C, AND E FOR ENROLLMENT. COMPLETE SECTIONS D AND E FOR TERMINATIONS ONLY.)

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SECTION A - PARTICIPATION

I accept participation in the Employee Stock Purchase Plan: ___

I acknowledge that I have received a copy of the Prospectus (which includes a copy of the Plan) relating thereto and that this document shall constitute my authorization for participation in the Plan. In accordance with Article 7 of the Plan, all unused payroll deductions will be refunded without interest to me upon my termination of participation in the Plan.

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SECTION B - WAGE DEDUCTION

The undersigned employee of Fluor Daniel GTI, Inc. (the "Company") pursuant to its 1986 Employee Stock Purchase Plan (the "Plan") hereby agrees to purchase from the Company shares of its Common Stock in each payment period in accordance with the terms of the Plan, and in accordance with the provisions of Article 7 of the Plan, the undersigned employee authorizes the following wage deduction:

         Wage Deduction: _________ % base pay (not less than 2% or more than 10% in whole % only).

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SECTION C - SHARE ISSUANCE ELECTIONS (Choose one only)

I. Next Day Sale Election: ___

I hereby instruct Smith Barney to immediately sell any and all shares of Fluor Daniel GTI common stock at the market, upon receipt of said shares delivered or transferred into my account pursuant to the Fluor Daniel GTI Employee Stock Purchase Plan.

II. Shares Held Election: ___

I hereby elect to have my Employee Stock Purchase Plan shares deposited or transferred into my Smith Barney account.

III. Certificate Election: ___

I hereby elect to receive my shares of Fluor Daniel GTI common stock in a certificate form. I do ___ do ___ not want to register a joint tenant with right of survivorship on my stock certificate. Name of Joint Tenant: _________________

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SECTION D - TERMINATION

I. I wish to stop my contributions to the Employee Stock Purchase Plan on ______ ___________. I request a full refund of all my contributions to the Plan period to date.

II. I wish to stop my contributions to the Employee Stock Purchase Plan on _____ ___________. I request to leave my money in the Plan for the future stock purchase.

III. My employment with Fluor Daniel GTI will terminate as of ________________ . I request a refund of all my contributions to the Plan period to date.

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SECTION E - AUTHORIZATION

Signature: ____________________________    Date: _______________